UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – July 31, 2006

US Oncology Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE		20-0873619
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Appointment of Principal Officer

Richard P. McCook has been appointed by the Boards of Directors of each of US Oncology and US Oncology Holdings, Inc. as Executive Vice President and Chief Financial Officer, effective July 31, 2006. Prior to joining US Oncology, Mr. McCook was employed as Senior Vice President and Chief Financial Officer of Raytech Corporation, a global manufacturer and distributor of automotive parts, from 2004 until 2006. He was employed by Winn-Dixie Stores, Inc., a supermarket chain, from 1984 until 2004, where he served as Chief Financial Officer from 1992 until 2004, and as Vice President of Finance from 1992 until 2001 and Senior Vice President from 2001 until 2004. Mr. McCook is 53 years old and he is a certified public accountant.

In connection with his appointment, Mr. McCook entered into a three-year employment agreement providing for an annual salary of $425,000 and annual bonus as determined by the compensation committee of the Board of Directors of the registrant. Mr. McCook’s employment agreement provides that if he is terminated for cause, or if he terminates his employment without certain enumerated good reasons, he shall be paid any accrued or unpaid base salary through the date of termination and any earned but unpaid bonus. In addition, if he is terminated without cause, or if he terminates his employment for certain enumerated good reasons:

(1)	he will be paid any accrued and unpaid base salary through the date of termination and any earned but unpaid bonus, along with a prorated bonus for the period beginning immediately after the end of the last period for which he earned a bonus and ending with the date of his termination, basing such prorated bonus on the bonus earned by him for the full year prior to the year in which his termination occurs, and

(2)	he will be paid his base salary in effect for the year in which the termination occurred, plus the bonus earned by him for the full year prior to the year in which the termination occurred, for the longer of (i) twelve (12) months after the termination occurs or (ii) the remaining term of the employment agreement, with the bonus to be prorated for any period of less than one year, and

(3)	If Mr. McCook has worked for US Oncology for five (5) or more years prior to his termination, then he and his eligible dependents at the time of the termination will also be eligible to participate in our group health plans at his expense in an amount not to exceed the applicable group rate payable by us or our employees.

In addition, subject to approval by the compensation committee of the Board of Directors of the registrant, he will receive 300,000 shares of restricted common stock of the registrant and an option to purchase 300,000 shares of the registrant’s common stock at the then-current market price on the date such option is approved by the compensation committee of the Board of Directors, each under the registrant’s 2004 Equity Incentive Plan.

A press release regarding Mr. McCooks’s appointment is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit
99.1	Press Release dated August 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2006

US ONCOLOGY, INC.

By:	/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel